EXHIBIT 99.3

RISK FACTORS

As used herein, the term “Transactions” refers to the entry into the Amendment, the offering of the securities contemplated by separate offerings, the use of proceeds therefrom and the transactions contemplated by the foregoing.

Risks Related to the Transactions, our Business and Liquidity

We need the proceeds from the Transactions to pay our outstanding obligations under our Credit Facilities and Senior Notes and to operate our business, and we expect that we will likely file for bankruptcy protection if the the Transactions are not consummated.

On or around January 13, 2023, certain events of default were triggered under the Company’s Amended and Restated Credit Agreement, dated as of August 9, 2021 (the “Credit Agreement”), consisting of a $1.130 billion asset-based revolving credit facility (the “ABL Facility”) and a $375 million first-in-last-out term loan credit facility (the “FILO Facility” and, together with the ABL Facility, the “Credit Facilities”), as a result of the Company’s failure to prepay an over-advance and satisfy a financial covenant, among other things. As a result of the continuance of such events of default, on January 25, 2023, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) under the Company’s Credit Agreement, sent a notice of acceleration and default interest to the Company and notified the Company that (i) the principal amount of all outstanding loans under the Credit Facilities, together with accrued interest thereon, the FILO Applicable Premium (as defined in the Credit Agreement) and all fees (including, for the avoidance of doubt, any break funding payments) and other obligations of the Company accrued under the Credit Agreement, were due and payable immediately, (ii) the Company was required, effective January 25, 2023, to cash collateralize letter of credit obligations under the Credit Facilities, and (iii) effective as of January 25, 2023, all outstanding loans and obligations under the Credit Facilities shall bear interest at an additional default rate of 2% per annum. Absent the Transactions, the Company does not have sufficient resources to repay the amounts due under the Credit Facilities following the notice of acceleration. The Company has engaged advisors to explore strategic alternatives including if needed filing for bankruptcy protection.

Concurrently with the closing of this offering, the Company will enter into a waiver and amendment (the “Amendment”) to the Credit Agreement (as amended by the Amendment, the “Amended Credit Agreement”), with certain of the Company’s US and Canadian subsidiaries party thereto, the Administrative Agent, Sixth Street Specialty Lending, Inc., as FILO agent (the “FILO Agent”), and the lenders party thereto. Pursuant to the Amendment, the lenders are agreeing to (i) waive any outstanding defaults or events of default under the Credit Facilities and (ii) rescind the implementation of the acceleration of obligations under the Credit Facilities, the requirement to cash collateralize letters of credit obligations under the Credit Facilities and the default interest on the outstanding obligations under the Credit Facilities.

In addition, on February 1, 2023, the Company did not make an interest payment of approximately $25 million due on the Senior Notes (as defined below) (the “Notes Interest Payment”). The Company has a 30-day cure period, or until March 3, 2023, to make the interest payment. If, at the expiration of such 30-day cure period on March 3, 2023, the Company does not make the interest payment, the applicable trustee under the Senior Notes or holders of 25% in principal amount of the applicable series of Senior Notes may declare the principal of, and all accrued and unpaid interest on, the applicable series of Senior Notes to be due and payable immediately, which would require the Company to pay approximately $1.03 billion immediately. As of the date hereof, the Company has the following outstanding series of notes (collectively, the “Senior Notes”): (i) $215.4 million in aggregate principal amount of 3.749% Senior Notes due 2024, (ii) $209.7 million in aggregate principal amount of 4.915% Senior Notes due 2034 and (iii) $604.8 million in aggregate principal amount of 5.165% Senior Notes due 2044.

Under the terms of the Transactions and the Amendment, the Company will be required to use availability under its Credit Facilities to make the Notes Interest Payment by March 3, 2023.

If the Transactions are not consummated in accordance with their terms, (i) the Company will not enter into the Amendment, and (ii) the Company will not be able to make the Notes Interest Payment, which could result in the acceleration of the entire aggregate principal amounts of the Senior Notes. If the Company does not consummate the Transactions, the Company would not have the financial resources to satisfy its payment obligations under the Credit Facilities or the Senior Notes, and the Company expects that it will likely file for bankruptcy protection and that its assets will likely be liquidated. Our equity holders would likely not receive any recovery at all in a bankruptcy scenario.

If the Transactions are not consummated, we expect that we will likely file for bankruptcy protection.

If the Transactions are not fully consummated, we expect that we will likely file for bankruptcy protection. The Transactions are structured to be consummated in multiple closings or tranches, with a portion of the proceeds received by us in an upfront tranche and additional proceeds to be be received in multiple closings thereafter. There are certain conditions to our receipt of the proceeds at each closing, including that our common stock shall remain listed on a national securities exchange, that we have sufficient authorized common stock to issue the shares subject to such closing, that we have not filed for bankruptcy protection and that, to the extent we are in default under our material indebtedness, we have a valid and enforceable forbearance agreement. We cannot assure you that we will satisfy the conditions for the future funding tranches, including that we will have sufficient authorized capital common stock to issue the shares subject to such closing, and therefore that we will receive all of the proceeds from the Transactions. If we do not receive any or all of the proceeds from the Transactions, whether because we cannot satisfy the conditions precedent or otherwise, irrespective of our expectation of our transformation plan then we expect that we will likely file for bankruptcy protection, in which case you will likely receive no recovery at all for your securities offered hereby.

The issuance of the securities in this offering will significantly dilute the ownership interest of the existing holders of our common stock, and the market price of our common stock will likely decline significantly as a result of sales of such securities into the public market by investors in this offering and subsequent investors or the perception that such sales may occur.

Our existing holders of common stock will be significantly diluted by the issuance of the securities in this offering. Our public float will be significantly increased and the market price of our common stock could decline significantly as a result of subsequent sales of the shares of common stock issued in this offering, which could occur at any time, or the perception that such sales may occur.

In addition, the shares purchased by the investors in this offering, including in the additional tranches, will be purchased at different prices, many of which at prices below the current and/or then trading prices of shares of our common stock or at prices below the price at which our existing shareholders purchased our common stock. The investors in this offering may potentially make a significant profit with the resale of the securities they purchase in this offering depending on the trading price of our securities at the time of a sale and the purchase price of such securities by them. While the investors in this offering may experience a positive rate of return based on the trading price of our securities, the existing holders of our common stock may not experience a similar rate of return on the shares of common stock they purchased due to differences in the applicable purchase price and trading price.

Certain events of default have occurred under our Credit Agreement, as a result of which loans outstanding thereunder have been accelerated, among other things, and our lenders may exercise remedies against the collateral securing our obligations under the Credit Facilities.

Our obligations under the ABL Facility and the FILO Facility are secured by first priority liens on substantially all assets of the Company and certain of its subsidiaries, subject to customary exceptions. As described above, on or around January 13, 2023, certain events of default were triggered under our Credit Facilities as a result of our failure to prepay an over-advance and satisfy a financial covenant, among other things. As a result of the continuance of such events of default, on January 25, 2023, we received a notice of acceleration with respect to our Credit Facilities. Concurrently with the closing of this offering, we will enter into an Amendment with our lenders pursuant to which our lenders agreed to (i) waive any outstanding defaults or events of default under the Credit Facilities and (ii) rescind the implementation of the acceleration of obligations under the Credit Facilities, the requirement to cash collateralize letters of credit obligations under the Credit Facilities and the default interest on the outstanding obligations under the Credit Facilities, among other things. If the Transactions are not consummated in accordance with their terms, we will not enter into the Amendment, and as a result the existing events of default under the Credit Facilities will remain unwaived and the acceleration of obligations under the Credit Facilities will not be rescinded. Without access to our revolving credit facility, we will not have the necessary cash resources for our operations and we may not have the cash resources available to repay accelerated obligations, refinance such indebtedness on commercially reasonable terms, or at all, or cash collateralize our letters of credit, and lenders under our Amended Credit Agreement may exercise remedies against the collateral securing our obligations thereunder, all of which would have a material adverse effect on our business, financial condition, results of operations and liquidity. If we do not receive any or all of the proceeds from the Transactions then we expect that we will likely file for bankruptcy protection, in which case you may receive no recovery at all for your shares.

Our borrowing capacity under our Credit Facilities depends on the value of our assets, and the full committed amount of our Credit Facilities may not be available to us.

As amended by the Amendment, our Amended Credit Agreement will provide for a $565 million ABL Facility and approximately $530 million outstanding under our FILO Facility. Our borrowing capacity under the ABL Facility varies according to the Company’s inventory levels and credit card receivables, net of certain reserves, and the FILO Facility is subject to a borrowing base consisting of eligible credit card receivables, eligible inventory and eligible intellectual property. In the event of any decrease in the amount of or appraised value of these assets or upon the disposition of assets or upon the receipt of certain equity proceeds including proceeds from securities offered hereby, our borrowing capacity under either the ABL Facility or the FILO Facility, would similarly decrease, which could adversely impact our business and liquidity. We have announced the closure of approximately 150 lower-producing Bed Bath & Beyond banner stores. As the closures are completed and in the event of future closures, we expect our borrowing capacity under both the ABL Facility and FILO Facility will decrease to the extent sales and cash flow levels decrease following such store closures. The ABL Facility and FILO Facility contain customary affirmative and negative covenants and certain restrictions on operations become applicable if our availability falls below certain thresholds. These covenants could impose significant operating and financial limitations and restrictions on us, including restrictions on our ability to enter into particular transactions such as asset sales and acquisitions, and to engage in other actions that we may believe are advisable or necessary for our business.

Trading in our securities is highly speculative, and we may be required to file for bankruptcy protection even if the Transactions are fully consummated.

Trading in our securities is highly speculative and poses substantial risks to investors. Trading prices for our securities may bear little or no relationship to the actual recovery, if any, by holders of our securities in any bankruptcy proceeding and our equityholders will likely not receive any recovery at all in a bankruptcy scenario. Our operations and ability to develop and execute our business plan, our financial condition, our liquidity and our continuation as a going concern, are subject to risks and uncertainties. These risks include the following:

•	our ability to execute our transformative plan including our ability to negotiate rent reductions and other amounts owed;

•	our ability to maintain our current relationships with or attract new vendors, suppliers, service providers, customers, employees, and other third parties;

•	reestablish customary vendor terms, the failure of which may affect our cash flow and liquidity;

•	our ability to maintain contracts that are critical to our operations;

•	our ability to attract, motivate and retain key employees; and

•	the actions and decisions of our creditors and other third parties including, but not limited to, our landlords and vendors who have interests that may be inconsistent with our plans.

These risks and uncertainties could affect our business and operations in various ways. If some of these risks materialize, we may not be able to have sufficient resources to continue to operate our business and we may be required to file for bankruptcy even if the Transactions are fully consummated. Our shareholders may not receive any recovery at all in a bankruptcy scenario.

Even if the Transactions are fully consummated, we may not be successful in implementing our transformative plan, including building back our inventory and increasing customer sales, and we have historically underperformed in implementing management plans, which may force us to seek additional strategic alternatives in the future.

We expect to use the net proceeds from the Transactions to repay outstanding revolving loans under the ABL Facility. Outstanding revolving loans repaid using net proceeds of the offering may be reborrowed subject to availability under the ABL Facility, and we expect to use those borrowings for general corporate purposes, including, but not limited to, rebalancing the Company’s assortment and building back the Company’s inventory. As previously disclosed, we are undertaking a number of actions to support our ongoing transformation, including but not limited to, cost cutting, lowering capital expenditures, and reducing our store footprint including related distribution centers which are expected to result in our digital channel becoming a higher proportion of our sales. We will continue to seek reductions in rental obligations with landlords in our determination of the appropriate footprint. The timely achievement of our transformative plan as well as our ability to maintain an adequate level of liquidity are subject to various risks, some of which are outside of our control. In particular, our ability to build back inventory is critical to the success of our transformative plan and we cannot give assurance that our vendors will cooperate and effectively allow us to build back inventory at a scale needed for us to successfully operate our business. We have failed to timely make payments due to our vendors, landlords and similar other business partners, which has affected our relationship with such parties and our reputation and may affect our ability to successfully engage with such parties and other business partners in the future. Further, our ability to achieve expected results depends on our ability to attract customers to our sales channels and increase customer sales. Our ability to attract customers and increase customer sales largely depends various factors, including our ability to provide customers with an attractive assortment of merchandise. If we are unable to maintain our relationships with our merchandise suppliers, we will not be able to provide the necessary assortment of merchandise that will enable us to attract customers to our sales channels or increase sales.

We have historically underperformed in implementing management plans, including our transformative plan. For example, after launching a turnaround plan in the second and the third quarters of fiscal year 2022, we were not able to achieve our anticipated 2022 holiday results, largely due to our inability to supply our various sales channels with the appropriate level of merchandise and decrease in traffic trends. If we are not successful in implementing our transformative plan, our business, financial condition and results of operations may adversely be affected, which may force us to consider additional strategic alternatives, including restructuring or refinancing our debt, seeking additional debt or equity capital, reducing or delaying our business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including filing for bankruptcy protection. We may not be able to successfully execute any strategic alternatives we are currently considering or any others, and our ability to do so could be adversely affected by numerous factors, including changes in the economic or business environment, financial market volatility and the performance of our business.

Nasdaq may delist our common stock from quotation on its exchange, which could limit investors’ ability to sell and purchase our securities and subject us to additional trading restrictions and if our shares of common stock are delisted, the investors in the Transactions will not be required to fund additional tranches.

Our common stock is currently listed on the Nasdaq Global Select Market under the trading symbol “BBBY.” However (i) if our share price drops and for a period of 30 consecutive business days, the closing bid price for our common stock is below the minimum of $1.00 per share required for continued inclusion on Nasdaq under Nasdaq Listing Rule 5550(a)(2), or (ii) Nasdaq considers that the offering contemplated hereby does not qualify as a “public offering,” our common stock may be suspended and/or delisted. If our common stock is not listed on Nasdaq at any time after this offering, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity;

•

a determination that our common stock is a “penny stock” which will require brokers trading in our shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

One of the condition precedents to the funding of additional tranches in the Transactions is that our shares of common stock is listed on an exchange. If our shares of common stock are delisted from Nasdaq, the investors in the Transactions that acquire Preferred Stock Warrants will not be required to fund additional tranches. If we do not receive any or all of the proceeds from the Transactions, whether because we cannot satisfy the conditions precedent or otherwise, then we expect that we will likely file for bankruptcy protection, in which case you may receive no recovery at all for your shares.

Our recurring losses and negative cash flow from operations, as well as current cash and liquidity projections, raise substantial doubt about our ability to continue as a going concern.

Based on recurring losses from operations and negative cash flows from operations for the nine months ended November 26, 2022 as well as current cash and liquidity projections, we have concluded that there is substantial doubt about our ability to continue as a going concern for the next twelve months. Our consolidated financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. You should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to shareholders, in the event of liquidation.

We have experienced significant turnover in our senior management team and across our organization, and our failure to attract and retain qualified personnel, skilled workers and key officers could have an adverse effect on us.

We have recently experienced significant turnover in our senior management team and reductions in our workforce and have promoted employees to fill certain key roles and are conducting searches for additional key roles, including a permanent chief financial officer. Our ability to retain key employees in the long-term is affected by our financial situation, our business performance and our ability to successfully implement our transformative plan. Our business may be adversely affected by the transitions in our senior management team and reduction in workforce, and turnover at the senior management level may create instability within the Company, which could disrupt and impede our day-to-day operations, internal controls and our ability to fully implement our business plan and growth strategy. In addition, management transition inherently causes some loss of institutional knowledge, which can negatively affect strategy and execution, and our results of operations and financial condition could be negatively impacted as a result. Competition for key management personnel is intense. If we fail to successfully attract and appoint permanent replacements with the appropriate expertise, we could experience increased employee turnover and harm to our business, results of operations, cash flow and financial condition. The search for permanent replacements could also result in significant recruiting and relocation costs, as well as increased salary and benefit costs. Like most businesses, our employees are important to our success and we are dependent in part on our ability to retain the services of our key management, operational, compliance, finance, administrative and store associate personnel. In order to compete and implement our growth strategy, we must attract, retain, and motivate employees, and turnover of senior management, store closures and reductions in workforce may make it difficult to retain qualified and skilled employees.